UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 2, 2010

SPARE BACKUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72757 Fred Waring Drive, Palm Desert, CA	92260
(Address of principal executive offices)	(Zip Code)

760-779-0251
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02    Unregistered Sale of Equity Securities.

 On July 2, 2010 Spare Backup, Inc. entered into a Subscription Agreement with Equity Investors, Inc., an accredited investor, as an amendment to its Subscription Agreement (entered into on February 23, 2010 referenced in our form 8k filing on February 24, 2010) for the sale of a secured revolving credit note in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.  Under the terms of the amended Subscription Agreement, the amount of the note was increased from $7 million to $10 million and the principal amount of the convertible note outstanding convertible into shares of our common stock at any time at the option of the holder based upon the principal amount of the convertible note then outstanding was amended as follows:

Principal Amount Outstanding	Conversion Price Per Share
Up to $1,000,000	$0.20
In excess of $1,000,000 up to $2,000,000 In excess of $2,000,000 up to $7,000,000	$0.25 $0.30
In excess of $7,000,000 up to $10,000,000	$0.35
All other terms and conditions remain the same as referenced in our form 8k filing on February 24, 2010.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: July 8, 2010	By:	/s/ Cery Perle
Cery Perle,
Chief Executive Officer and President